Exhibit 10.2

COHEN & STEERS, INC.
2004 STOCK INCENTIVE PLAN

VOLUNTARY DEFERRAL RESTRICTED STOCK UNIT AGREEMENT
(OPTIONAL STOCK PURCHASE PROGRAM)

(General Program)

Participant: _______________________________	Date of Grant: _______ __, 200_

Number of Bonus RSUs:
__________________

Number of Match RSUs:
__________________

1.           Grant of RSUs. The Company hereby grants (i) the number of restricted stock units (“Bonus RSUs”) listed above to the Participant based upon the Participant’s deferral of annual incentive compensation pursuant to the Participant’s executed Voluntary RSU Election Form and (ii) the number of restricted stock units (“Match RSUs”) listed above to the Participant, in each case, on the terms and conditions hereinafter set forth. The Bonus RSUs and Match RSUs (together with any Dividend RSUs (as defined in Section 4) which are granted hereunder) are collectively referred to herein as the RSUs. This grant is made pursuant to the terms of the Cohen & Steers, Inc. 2004 Stock Incentive Plan (the “Plan”), which Plan, as amended from time to time, is incorporated herein by reference and made a part of this Agreement. Each RSU represents the unfunded, unsecured right of the Participant to receive a Share on the date(s) specified herein. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

2.           Vesting.

(a)           The Bonus RSUs shall be 100% vested on the Date of Grant.

(b)           Subject to the Participant’s continued Employment with the Company and its Affiliates, on December __, 2007 (the “Final Delivery Date”), the Match RSUs and any Dividend RSUs shall vest.

3.           Form and Timing of Issuance or Transfer.

(a)           On the Final Delivery Date, the Company shall issue or cause there to be transferred to the Participant a number of Shares equal to the number of Vested RSUs (as defined

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in Section 3(c)(ii) below) held by the Participant as of the Final Delivery Date; provided, however, that:

(i)           Upon the Participant’s termination of Employment with the Company and its Affiliates for any reason, the Company shall issue or cause to be issued to the Participant the Shares underlying all Bonus RSUs then held by the Participant upon the date of such termination of Employment; and

(ii)           If the Participant’s Employment with the Company and its Affiliates is terminated (A) at any time due to the Participant’s death or Disability or (B) by the Participant for Good Reason (as defined in Section 3(c)(ii)) or by the Company and its Affiliates without Cause (as defined in Section 3(c)(i)), in either case, within the two-year period following a Change in Control, then 100% of the then outstanding RSUs which are Unvested RSUs shall vest and the Company shall issue or cause there to be transferred to the Participant the Shares underlying all RSUs then held by the Participant upon the date of such termination of Employment;

provided, further, however, that, upon the issuance or transfer of Shares to the Participant, in lieu of a fractional Share, the Participant shall receive a cash payment equal to the Fair Market Value of such fractional Share. Except as otherwise provided in this Agreement, upon the Participant’s termination of Employment for any reason, any Unvested RSUs shall immediately be extinguished and shall cease to be outstanding.

(b)           Upon each issuance or transfer of Shares in accordance with Section 3(a) of this Agreement, a number of RSUs equal to the number of Shares issued or transferred to the Participant shall be extinguished and shall cease to be outstanding.

(c)           For purposes of this Agreement:

(i)           “Cause” shall mean (A) the Participant’s continued failure substantially to perform the Participant’s duties to the Company or an Affiliate (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by the Company to the Participant of such failure, (B) the Participant’s engagement in conduct inimical to the interests of the Company or an Affiliate, including without limitation, fraud, embezzlement, theft or dishonesty in the course of the Participant’s Employment or engagement, (C) the Participant’s commission of, or plea of guilty or nolo contendere to, (I) a felony or (II) a crime other than a felony, which involves a breach of trust or fiduciary duty owed to the Company or an Affiliate, (D) the Participant’s disclosure of trade secrets or confidential information of the Company or an Affiliate, or (E) the Participant’s breach of any agreement with the Company or an Affiliate, including, without limitation, any agreement with respect to confidentiality, nondisclosure, non-competition or otherwise.

(ii)           “Good Reason” shall mean (A) the failure of the Company or an Affiliate to pay or cause to be paid the Participant’s base salary or annual bonus (to the extent earned in accordance with the terms of any applicable annual bonus or annual incentive arrangement), if any, when due or (B) any substantial and sustained diminution in the

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Participant’s authority or responsibilities; provided that either of the events described in clauses (A) and (B) of this Section 3(c)(ii) shall constitute Good Reason only if the Company and its Affiliates fail to cure such event within 30 days after receipt from the Participant of written notice of the event which constitutes Good Reason; provided, further, that “Good Reason” shall cease to exist for an event on the 60th day following the later of its occurrence or the Participant’s knowledge thereof, unless the Participant has given the Company written notice thereof prior to such date.

(iii)           “Vested RSUs shall mean (i) the Bonus RSUs, and (ii) any Match RSUs and Dividend RSUs granted hereunder which become vested hereunder.

(iv)           “Unvested RSUs” shall mean any Match RSUs or Dividend RSUs which remain unvested as of the date of determination.

4.           Dividends. If on any date while RSUs are outstanding hereunder the Company shall pay any dividend on Shares (whether payable in cash, Shares or other securities), the Participant shall be granted, as of the applicable dividend payment date, (i) a number of additional restricted stock units (the “Dividend RSUs”) (rounded down to the next whole unit) equal to the product of (x) the aggregate number of Bonus RSUs and Match RSUs that have been held by the Participant through the related dividend record date, multiplied by (y) (A) in the case of a dividend payable in Shares, the number of Shares (including any fraction thereof) payable as a dividend on a Share and (B) in the case of a dividend payable in cash or other securities, the quotient of (I) the amount of such cash dividend payable as a dividend on a Share (or fair market value, as determined by the Committee, of such other securities payable as a dividend on a Share), divided by (II) the Fair Market Value per Share as of the dividend payment date. The Dividend RSUs shall become vested only to the extent, and at such time as, the Match RSUs become vested hereunder.

5.           Adjustments Upon Certain Events. The Committee may, in its sole discretion, make certain substitutions or adjustments to any Shares or RSUs subject to this Agreement pursuant to Section 9(a) of the Plan.

6.           No Right to Continued Employment. The granting of RSUs evidenced by this Agreement shall impose no obligation on the Company or any Affiliate to continue the Employment of the Participant and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the Employment of such Participant.

7.           No Rights of a Shareholder. The Participant shall not have any rights as a shareholder of the Company until the Shares in question have been registered in the Company’s register of shareholders.

8.           Legend on Certificates. Any Shares issued or transferred to the Participant pursuant to Section 3 of this Agreement shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable federal or state laws or relevant securities laws of the jurisdiction of the domicile of the Participant, and the Committee may cause a legend or legends

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to be put on any certificates representing such Shares to make appropriate reference to such restrictions.

9.           Transferability. RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance not permitted by this Section 9 shall be void and unenforceable against the Company or any Affiliate.

10.           Restrictive Covenants.

(a)           The Participant acknowledges and recognizes the highly competitive nature of the business of the Company and its Affiliates and accordingly agrees that, during the Participant’s Employment with the Company and its Affiliates and, upon the Participant’s termination of Employment with the Company and its Affiliates for any reason, for a period commencing on the termination of such Employment and ending twelve months thereafter, the Participant shall not:

(i)           solicit or seek to induce or actually induce any person who is employed by the Company or an Affiliate during the Participant’s Employment with the Company and its Affiliates, or who becomes employed by the Company or an Affiliate at any time during the three-month period following the termination of the Participant’s Employment, to discontinue such employment, or hire or employ any such person; or

(ii)           directly or indirectly interfere with, or attempt to interfere with, business relationships (whether formed before, on or after the date of this Agreement) between the Company or any of its Affiliates and customers, clients, suppliers, partners, members or investors of the Company or its Affiliates.

11.           Notices. Any notice under this Agreement shall be addressed to the Company in care of its General Counsel at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

12.           Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any issuance or transfer due under this Agreement or under the Plan or from any compensation or other amount owing to the Participant, applicable withholding taxes with respect to any issuance or transfer under this Agreement or under the Plan and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding taxes.

13.           Choice of Law. THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

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14.           RSUs Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. All RSUs are subject to the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

15.           Modifications. Notwithstanding any provision of this Agreement to contrary, the Company reserves the right to modify the terms and conditions of this Agreement including, without limitation, the timing or circumstances of the issuance or transfer of Shares to the Participant hereunder, to the extent such modification is determined by the Company to be necessary to comply with applicable law or preserve the intended deferral of income recognition with respect to the RSUs until the issuance or transfer of Shares hereunder.

16.           Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

COHEN & STEERS, INC.
By:

PARTICIPANT
By: